Exhibit 99.1

                   MAGELLAN HEALTH SERVICES NOTIFIED BY AETNA
                OF INTENT TO PURCHASE AETNA-DEDICATED OPERATIONS

FARMINGTON, Conn.--(BUSINESS WIRE)--Dec. 8, 2004--Magellan Health Services, Inc.
(MGLN) announced today that it has been informed that Aetna plans to exercise its option to purchase the Magellan operations that manage behavioral health care for its members. The sale of the Company's Aetna-dedicated operations will be consummated on December 31, 2005 pursuant to an Asset Purchase Agreement executed by the parties as part of the Company's bankruptcy case earlier this year, at which time the Company's contract with Aetna will terminate.

Net revenue from the Aetna contract was $170.4 million for the nine months ended September 30, 2004. The purchase price of the Aetna-dedicated assets is based in part on the number of Magellan providers that agree to provide services to Aetna as well, and is estimated to be approximately $50 million to $55 million. Also, as part of the terms of the Company's bankruptcy case, the Company will repay its $49 million note to Aetna on December 31, 2005.

"We are very proud of our track record in managing behavioral health care for many of the nation's largest and most respected health plans and particularly proud of our work in creating clinically innovative programs and service-oriented and efficient operations," said Steven J. Shulman, chairman and CEO of Magellan. "We have demonstrated tremendous value to customers by the delivery of excellent quality services and the mitigation of care costs through focused management initiatives that we believe have held our cost of care trends below industry levels. This strong performance has further strengthened our long-term partnerships with our core customer base of leading Blue Cross Blue Shield plans, employers and government entities. Furthermore, the development of innovative new products enhances and expands our continued role as a strategic partner in helping our customers to achieve their goals."

"While we had hoped to continue our productive association with Aetna, we also have known that Aetna has been faced with its own unique strategic imperatives that could lead to this decision. The agreements they obtained in our bankruptcy case reflected that potential and we have considered this in our strategies and planning," Shulman said.

"We have achieved a comprehensive operational and financial turnaround at Magellan, and as a result we are very confident in our current position as the leading player in our market segment. Because of our strong cash position, we have a great deal of flexibility to address the change in our revenue and earnings that will result from this development. I am confident in Magellan's prospects, particularly given our recent progress in product development and initiatives to leverage our behavioral health expertise to positively impact physical health with our current long-standing customer base as well as new prospects," Shulman concluded.

Magellan's Aetna-dedicated care management operations are located in El Segundo, Calif., Sandy, Utah, and King of Prussia, Pa., and employ approximately 550 staff.

About Magellan: Headquartered in Farmington, Conn., Magellan Health Services
(MGLN) is the country's leading managed behavioral health care organization. Its customers include health plans, corporations and government agencies.

Safe Harbor Statement: Certain of the statements made in this press release including, without limitation, statements regarding the terms of sale of the Aetna-dedicated assets, the Company's flexibility to address the change in revenue and earnings associated with the termination of the Aetna contract, estimates of future financial performance, expectations concerning future product development and growth, execution of the Company's business strategy, results of operations and other matters, constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements. Such contingencies include the election of certain of the Company's health plan customers to manage the behavioral health care services of their members directly; termination or non-renewal of contracts by customers under other circumstances; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company's initiatives; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors. Any forward-looking statements made in this document are qualified in their entirety by the discussion of material risks set forth under the caption "Cautionary Statements" in Magellan's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 30, 2004 and the further discussion in Magellan's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

                                   *   *   *